UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2016

ENABLE MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	1-36413	72-1252419
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Leadership Square

211 North Robinson Avenue

Suite 150

Oklahoma City, Oklahoma 73102

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (405) 525-7788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On November 22, 2016, Enable Midstream Partners, LP (the “Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Partnership and Enogex Holdings LLC (the “Selling Unitholder”), on the one hand, and Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, on the other hand, as representatives of the several underwriters listed in Schedule II thereto (the “Underwriters”), providing for the offer and sale (the “Offering”) by the Partnership, and the purchase by the Underwriters, of 10,000,000 common units representing limited partner interests in the Partnership (“Common Units”) at a price to the public of $14.00 per Common Unit and an option for a period of 30 days (the “Option”) to purchase up to an additional 1,500,000 Common Units (75,719 Common Units from the Partnership and 1,424,281 Common Units from the Selling Unitholder) (the “Additional Units”) on the same terms. On November 23, 2016, the Underwriters exercised their option to purchase the Additional Units in full.

The Offering is registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a shelf registration statement on Form S-3 (File No. 333-204002) (the “Registration Statement”), which became effective automatically upon filing with the Securities and Exchange Commission on May 8, 2015. The Offering was made under the prospectus supplement dated November 22, 2016 (the “Prospectus Supplement”), and the accompanying prospectus, dated May 8, 2015, constituting a part of the Registration Statement.

The Underwriting Agreement contains customary representations, warranties and agreements of the parties, and customary conditions to closing, obligations of the parties and termination provisions. The Partnership and Selling Unitholder have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make in respect of those liabilities.

The Offering, including with respect to the Underwriters’ option to purchase the Additional Units, is expected to close on November 29, 2016, subject to customary closing conditions. The Partnership expects to receive proceeds (net of underwriting discounts and structuring fees and estimated offering expenses) from the Offering of approximately $137 million. As described in the Prospectus Supplement, the Partnership intends to use the net proceeds from the Offering for general partnership purposes.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Relationships

As more fully described under the caption “Underwriting” in the Prospectus Supplement, the Underwriters and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Partnership, for which they received or will receive customary fees and reimbursement of expenses.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

1.1	Underwriting Agreement dated November 22, 2016, by and among Enable Midstream Partners, LP, Enogex Holdings LLC, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC.

5.1	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered.

8.1	Opinion of Baker Botts L.L.P. relating to tax matters.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENABLE MIDSTREAM PARTNERS, LP

By:	Enable GP LLC,
its general partner

By:	/s/ J. Brent Hagy
J. Brent Hagy
Vice President, Deputy General Counsel, Secretary and Chief Ethics & Compliance Officer

Date: November 29, 2016

INDEX TO EXHIBITS

Number	Description

1.1	Underwriting Agreement dated November 22, 2016, by and among Enable Midstream Partners, LP, Enogex Holdings LLC, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC.

5.1	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered.

8.1	Opinion of Baker Botts L.L.P. relating to tax matters.